Exhibit 4.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S,

(C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE

DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER AT (314) 646-3751 AND ONE CORPORATE WOODS DRIVE, BRIDGETON, MO 63044, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY ON THE NOTE.

K-V PHARMACEUTICAL COMPANY

Certificate No. 144A-1

12% Senior Secured Note due 2015

CUSIP No. 482740 AD9

ISIN No. US482740AD91

K-V Pharmaceutical Company, a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of up to two hundred and twenty five million dollars ($225,000,000) (as such amount may be increased or decreased on Schedule A) on March 15, 2015 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: March 15 and September 15, with the first payment to be made on September 15, 2011.

Record Dates: March 1 and September 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, K-V Pharmaceutical Company has caused this instrument to be duly signed.

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and CEO

Dated: March 17, 2011

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Jane Schweiger
Authorized Signatory

Dated: March 17, 2011

[REVERSE OF SECURITY]

K-V PHARMACEUTICAL COMPANY

12% Senior Secured Note due 2015

1. Interest. K-V Pharmaceutical Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum equal to 12%, plus, if applicable, interest on defaulted interest as provided in Section 2.12 of the Indenture referred to below. The Company will pay interest, payable semi-annually in arrears, on March 15 and September 15 of each year, with the first payment to be made on September 15, 2011. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from, and including, March 17, 2011, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Maturity. The Securities will mature on March 15, 2015.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Asset Sale Repurchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase Upon Asset Sale or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than $10,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of $5,000,000 or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent and Registrar. Initially, Wilmington Trust FSB (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of March 17, 2011 (the “Indenture”), between the Company the Guarantors party thereto from time to time and the Trustee. To the extent any of the terms of this Security conflict with the provisions of the Indenture, the provisions of the Indenture shall govern. The terms of the

Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will govern. The Securities are general senior obligations of the Company limited to $225,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Redemption.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after March 15, 2013, to redeem all or any part of the Securities at a price payable in cash equal to the Optional Redemption Price plus (subject to Section 3.01(G) of the Indenture) accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date before March 15, 2013, to redeem all or any part of the Securities at a price payable in cash equal to the Provisional Redemption Price plus (subject to Section 3.01(G)) accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Pursuant to Section 3.01(F) of the Indenture, the Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date before March 15, 2013, to redeem all or any part of the Securities at a price payable in cash equal to the Equity Offering Redemption Price plus (subject to Section 3.01(G) of the Indenture) accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that no such Redemption shall be made pursuant to Section 3.01(F) of the Indenture unless:

(i) such Equity Offering Redemption Price and accrued and unpaid interest are paid solely from the proceeds of one or more Equity Offerings;

(ii) the aggregate principal amount of Securities to be redeemed pursuant to such Redemption, when taken together with the aggregate principal amount of Securities theretofore redeemed pursuant to Section 3.01(F) of the Indenture, may in no event exceed 35% of the principal amount of the Securities initially issued pursuant thereto on the Issue Date;

(iii) at least 65% of the original Securities outstanding immediately prior to such Redemption will remain outstanding immediately after giving effect to such Redemption; and

(iv) such Redemption Date cannot occur on a date that is more than 90 days after the date of closing of the earliest Equity Offering the proceeds of which are to be used to pay such Equity Offering Redemption Price and accrued and unpaid interest.

7. Notice of Redemption. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities pursuant to the terms set forth in the Indenture.

9. Repurchase at Option of Holder Upon Certain Asset Sales. Subject to the terms and conditions of the Indenture, if any Asset Sale shall occur, the Company may elect, or be required, pursuant to Section 3.09 of the Indenture, to make an offer to repurchase Securities at a price, payable in cash, equal to 100% of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Asset Sale Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Asset Sale Repurchase Date.

10. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of 15 days before selecting, pursuant to Section 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

11. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

12. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and its Restricted Subsidiaries taken as a whole, to, another person, whether in a single transaction or series of related transactions, unless the conditions of Section 5.01 of the Indenture are satisfied.

13. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder as set forth in the Indenture.

14. Subsidiary Guarantees. Obligations of the Company under the Indenture and the Securities will be guaranteed by certain of the Company’s Domestic Subsidiaries as provided in Article VIII of the Indenture.

15. Security. Obligations of the Company and the Guarantors under the Indenture and the Securities will be secured as provided in Article IX.

16. [Reserved].

17. Defaults and Remedies. The Indenture contains provisions governing the rights and remedies of Holders upon an Event of Default.

18. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

19. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

22. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

K-V Pharmaceutical Company

One Corporate Woods Drive

Bridgeton, MO 63044

Attention: Chief Financial Officer

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_________________________________________

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	☐	to the Company or any Subsidiary thereof, or

(2)	☐	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)	☐	pursuant to, and in compliance with, an exemption from registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(4)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an “affiliate” of the Company (an “Affiliate”) as defined in Rule 144 under the Securities Act of 1933, as amended:

☐ The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (4) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box: ☐

If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 or Section 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000, subject to a minimum of $2,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY a

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Note Custodian

[a]	This is included in Global Securities only.